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                                                                EXHIBIT 23
                                                                    TO
                                                            FORM 10-K FOR 1998



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Cincinnati Bell Inc. on Form S-8 (File No. 33-29332), Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-1487), Form S-8
(File No. 33-29331), Form S-8 (File No. 33-36381), Form S-8 (File No.
33-36380), Form S-14 (File No. 2-82253), Form S-8 (Form No. 333-38743), Form
S-8 (File No. 333-28381), Form S-8 (File No. 333-38763), Form S-8 (File No.
333-28385), and Form S-3 (File No. 333-65581) of our report dated March 12, 1999 on our audits of the consolidated financial statements and financial statement schedules of Cincinnati Bell Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP


Cincinnati, Ohio
March 30, 1999